UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd, Suite 205 Boca Raton, FL 33431	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2021, the Company entered into a Share Exchange Agreement by and among the Company, Driven Deliveries, Inc., a Delaware corporation (“DRVD”), Salvador Villanueva III (“Mr. Villanueva”), Jeanette Villanueva (“Ms. Villanueva”) and Lisa Chow (“Ms. Chow”) (collectively, the “SV Shareholders”), pursuant to which, among other things, it was agreed that the parties would enter into an exchange of shares (the “Share Exchange”), whereby Mr. Villanueva, Ms. Villanueva and Ms. Chow will transfer and relinquish to the Company all of the shares of Company common stock held by SV Shareholders, cancel the remaining balance of a Debenture owing by the Company to the SV Shareholders and all Company Warrants held by the SV Shareholders, in exchange for which the Company will issue to the SV Shareholders all of the issued and outstanding shares of DRVD Shares, to be distributed as designated by the SV Shareholders.

In connection with the execution and delivery of the Share Exchange, the parties to the Share Exchange entered into a Settlement and Release Agreement (“Settlement and Release Agreement”), pursuant to which (among other things) they agreed to mutually release certain rights, remedies and claims against each other as set forth therein.

The Share Exchange and Settlement and Release Agreement are hereinafter referred to collectively as (the “Transaction”).

As a result of the Transaction, the Company relinquished its ownership of Driven Deliveries, Inc. and its related subsidiaries. In connection therewith, the Company cancelled and retired an aggregate of approximately 11,500,000 shares of Company common stock and recorded debt cancellation in the amount of approximately $7.1 million and an increase of working capital by $4.1 million. The effective date of the Transaction was December 15, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On December 15, 2021, consistent with the terms of the Transaction, Salvador Villanueva III submitted his resignation as an officer and director of the Company with immediate effect. The Company does not intend to replace him.

On December 16, 2021, Adam Berk submitted his resignation as an officer and director of the Company with immediate effect. Mr. Berk submitted his resignation to pursue other interests. The Company’s board of directors accepted Mr. Berk’s resignation with regret and expressed its appreciation for the many years of service provided to the Company. Mr. Berk agreed to serve as an advisor to the Company to effect an orderly transition and for so long as his services are beneficial to the Company.

Concurrent with Mr. Berk’s resignation, the board appointed Steven Hubbard as Interim President and Interim Chief Executive Officer of the Company, all with immediate effect. Mr. Hubbard will also continue to serve as the Company’s Chief Financial Officer. Mr. Hubbard has been a senior executive and member of the Board of Directors since the founding of the Company in 2016. The following is Mr. Hubbard’s biography:

Steven Hubbard (72)

Mr. Hubbard has served as Chief Financial Officer, Secretary and a member of the Board of Directors of the Company since its inception in June 2016. He previously served as Chief Financial Officer and Secretary of Diego Pellicer, Inc., a cannabis-related real estate company from April 2013 through September 2013 and Chief Financial Officer and Secretary of Diego Pellicer Worldwide, Inc. (a publicly reporting company) from September 2013 through December 2014. He has also served as Chief Financial Officer of Kind Care LLC DBA TJ’s Organic Garden from December 2014 through August 2015 and has been Chief Financial Officer of Consolidated Ventures of Oregon, Inc. since August 2015. Commencing several years prior to April 2013, Mr. Hubbard served as an outside management consultant to several early-stage companies, primarily providing financial services. Mr. Hubbard’s experience as a founder and principal executive of several start-up companies, his experience as an auditor with Arthur Andersen & Co and his experience as the CEO of Bit, Inc. a semiconductor company and as CEO of Intelledex, Inc. an industrial robotics company, all prior to 2012 and the skills associated therewith led to the conclusion that he was well-qualified to serve as Interim President and Interim Chief Executive Officer of the Company.

At the same time, the board appointed Robert L.B. Diener to serve as Secretary of the Company to replace Mr. Hubbard in that capacity, with immediate effect. Mr. Diener previously served as general counsel to the Company and is a member of the Company’s Board of Directors. The following is Mr. Diener’s biography:

Robert L. B. Diener (73)

Mr. Diener has served as general counsel to the Company since its founding in 2016 and has been the principal of the Law Offices of Robert Diener for over twenty years. He has nearly 50 years of experience as an attorney, senior corporate executive and director, counsel and advisor. The focus of his legal practice is corporate and securities law, mergers and acquisitions, finance and real estate. He has an extensive background and experience in corporate governance, public accounting and finance and strategic planning.

Mr. Diener currently serves as counsel to public and private companies, investors and companies which are focused on formation or acquisition of public companies in the United States. His principal focus is on “going public” transactions and as “virtual general counsel” to smaller publicly-reporting companies. His experience runs the full gamut from corporate finance, mergers and acquisitions, investment activities, corporate governance, state and federal securities law compliance and major contract negotiations.

During his career, Mr. Diener has served as President, CEO and a member of the board of American Health Properties, Inc. (NYSE), then one of the largest real estate investment trusts in the country (now part of Healthpeak Properties Inc. with $15 billion in assets); a senior executive of American Medical International, Inc. (NYSE), one of the country’s largest health care services providers; Chairman of the Board and CEO of a publicly traded (NASDAQ) telecommunications company and a partner in a boutique investment banking group. He also has extensive experience in international business, having had direct responsibility for transactions and development projects in the United Kingdom, Spain, Germany, Switzerland, Greece, Egypt, Singapore, Australia, Israel, Hong Kong, Japan, Korea, Malaysia, Mexico, Brazil, Venezuela, Bolivia and Ecuador

Mr. Diener has served as a member or advisor to the boards of many public and private companies, including over 20 individual for-profit and not-for-profit hospitals and health care facilities. He has previously served as a director of the Federation of American Hospital Systems and the National Association of Real Estate Investment Trusts. He is currently a director of Prime Healthcare Services, Inc.

Mr. Diener has been an active member of the State Bar of California since 1973. He received a Bachelor of Arts degree in Social Sciences and Communications from the University of Southern California in 1969 and a Juris Doctor degree (Magna Cum Laude) from the University of Santa Clara School of Law in 1973, where he was the Business Editor of the Law Review. He has a strong working knowledge of U.S. Generally Accepted Accounting Principles (GAAP). Mr. Diener served in the United States Marine Corps Reserve from 1969 through 1975

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Steven Hubbard
Name:	Steven Hubbard
Title:	Interim President

Dated: December 17, 2021